                      AMENDMENT TO ASSET PURCHASE AGREEMENT

     THIS AMENDMENT TO ASSET PURCHASE AGREEMENT, dated April 26, 1996 among Heinz Pet Products Company, a Division of Star-Kist Foods, Inc., a California corporation ("Star-Kist"), ProMark International, Inc., an Idaho corporation ("ProMark"), Perk Foods Co., Incorporated, a Delaware corporation ("Perk") (Star-Kist, ProMark and Perk are hereinafter referred to as the "Sellers"), H.J. Heinz Company, a Pennsylvania corporation and the direct or indirect parent of each of the Sellers ("Heinz"), Windy Hill Pet Food Holdings, Inc., a Delaware corporation ("Holdings"), and Windy Hill Pet Food Company, Inc., a Delaware corporation and wholly-owned subsidiary of Holdings ("Purchaser").

                                   WITNESSETH:

         WHEREAS, Sellers, Heinz, Holdings and Purchaser are parties to that certain Asset Purchase Agreement dated April 17, 1996 (the "Purchase Agreement"); and

         WHEREAS, Sellers, Heinz, Holdings and Purchaser desire to amend the Purchase Agreement with respect to certain provisions contained therein, pursuant to the terms set forth herein.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein, the parties hereto, intending to be legally bound, agree as follows:

         1. Defined Terms. Capitalized terms used herein not otherwise defined herein shall have the meanings ascribed to them in the Purchase Agreement.

         2. Table of Contents. The Table of Contents to the Purchase Agreement is hereby deleted in its entirety and replaced with the Table of Contents set forth on Attachment A hereto.

         3. Section 3.5. The phrase "income and results of operations" contained in the first sentence of Section 3.5 of the Purchase Agreement is hereby deleted and the following term shall be inserted in lieu thereof: "contribution".

         4. Section 3.23. The term "Article III" contained in the first sentence of Section 3.23 of the Purchase Agreement is hereby deleted and the following phrase shall be inserted in lieu thereof: "Agreement and in certificates delivered in accordance with Section 8.1(c)(i)".

         5. Section 8.9. The brackets surrounding the term "$60,700,000" contained in Section 8.9 of the Purchase Agreement are hereby deleted.

         6. Section 11.19. Section 11.19 of the Purchase Agreement is hereby deleted in its entirety and the following new Section 11.19 shall be inserted in lieu thereof:

            "SECTION 11.19. No Offsets. Under no circumstances whatsoever shall Purchaser, Holdings or Sellers be entitled to offset any amounts payable pursuant to this Agreement against any amounts payable pursuant to, or with respect to, any claims of whatsoever nature between Purchaser, Holdings and Sellers and any of their respective affiliates under, any other agreement or arrangement between Purchaser, Holdings and Sellers or any of their respective affiliates, including, without limitation, the Co-Pack
         Agreement, the Kozy Kitten License Agreement, the Promissory Note, or the Transition Services
         Agreement and any other agreement contemplated by or executed in connection with this Agreement. Notwithstanding the foregoing, Purchaser, on the one hand, and Sellers, on the other hand, shall be entitled to set off or recoup against any amount payable to any other party pursuant to this Agreement any amount payable by such other party to Purchaser or Sellers, as applicable, pursuant to this Agreement, except with respect to the Purchase Price adjustment, if any, pursuant to Section 2.4 which shall not be subject to any offset."

         7. Schedules. The Schedules to the Purchase Agreement are hereby modified to the extent set forth in Attachment B annexed hereto.

         8. Other Provisions. Subject to the amendments set forth herein, all other provisions of the Purchase Agreement shall remain in full force and effect as they are currently set forth in the Purchase Agreement. All references to the Purchase Agreement in any document, instrument or agreement described in, referred to, annexed to, contemplated by or incorporated by reference in the Purchase Agreement or this Amendment shall be deemed to mean the Purchase Agreement as amended by this Amendment.

         9. Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, this Amendment has been duly executed as of the date first above written.

                                             HEINZ PET PRODUCTS COMPANY,
H.J. HEINZ COMPANY                           A Division of Star-Kist Foods, Inc.


By:                                          By: /s/ Michael Jon Bertasso
    ------------------------------               ------------------------------
    Name:                                        Name: Michael Jon Bertasso
    Title:                                       Title: Chief Cost Officer

PROMARK INTERNATIONAL, INC.                  PERK FOODS CO., INCORPORATED


By:                                          By:
    ------------------------------               ------------------------------
    Name:                                        Name:
    Title:                                       Title:

WINDY HILL PET FOOD                          WINDY HILL PET FOOD
HOLDINGS, INC.                               COMPANY, INC.


By: /s/ D. Gadd                              By: /s/ D. Gadd
    ------------------------------               ------------------------------
    Name: D. Gadd                                Name: D. Gadd
    Title: V.P. Finance                          Title: V.P. Finance

         IN WITNESS WHEREOF, this Amendment has been duly executed as of the date first above written.

                                             HEINZ PET PRODUCTS COMPANY,
H.J. HEINZ COMPANY                           A Division of Star-Kist Foods, Inc.


By: /s/ David R. Williams                    By:
    ------------------------------               ------------------------------
    Name: David R. Williams                      Name:
    Title: Senior Vice President                 Title:

PROMARK INTERNATIONAL, INC.                  PERK FOODS CO., INCORPORATED


By:                                          By:
    ------------------------------               ------------------------------
    Name:                                        Name:
    Title:                                       Title:

WINDY HILL PET FOOD                          WINDY HILL PET FOOD
HOLDINGS, INC.                               COMPANY, INC.


By:                                          By:
    ------------------------------               ------------------------------
    Name:                                        Name:
    Title:                                       Title:

         IN WITNESS WHEREOF, this Amendment has been duly executed as of the date first above written.

                                             HEINZ PET PRODUCTS COMPANY,
H.J. HEINZ COMPANY                           A Division of Star-Kist Foods, Inc.


By:                                          By: /s/ Michael Jon Bertasso
    ------------------------------               ------------------------------
    Name:                                        Name:  Michael Jon Bertasso
    Title:                                       Title: Chief Cost Officer

PROMARK INTERNATIONAL, INC.                  PERK FOODS CO., INCORPORATED


By: /s/ Eric S. Nielson                      By: /s/ John Runkel
    ------------------------------               ------------------------------
    Name: Eric S. Nielson                        Name: John Runkel
    Title: President                             Title: Vice President

WINDY HILL PET FOOD                          WINDY HILL PET FOOD
HOLDINGS, INC.                               COMPANY, INC.


By: /s/ D. Gadd                              By: /s/ D. Gadd
    ------------------------------               ------------------------------
    Name: D. Gadd                                Name: D. Gadd
    Title: V.P. Finance                          Title: V.P. Finance

                                                                    ATTACHMENT A

                                TABLE OF CONTENTS

   Article I   -   Definitions............................................     1

                   Definitions............................................     1

  Article II   -   Sale and Purchase of Assets............................     7

         2.1       Transfer of Assets.....................................     7
         2.2       Assumption of Liabilities..............................    10
         2.3       Purchase Price and Other Consideration;
                      Payment.............................................    13
         2.4       Non-Cash Working Capital...............................    13
         2.5       Allocation of the Purchase Price.......................    15
         2.6       Closing................................................    15
         2.7       Nonassignable Contracts; Real Property Leases
                      and Permits.........................................    18

 Article III   -   Representations and Warranties of Sellers and
                      Heinz...............................................    19

         3.1       Incorporation; Qualification...........................    19
         3.2       Authority..............................................    19
         3.3       Execution and Binding Effect...........................    20
         3.4       No Contravention.......................................    20
         3.5       Divisional Financial Statements........................    21
         3.6       Title to Acquired Assets;
                      Owned Real Property and Leased Real Property........    21
         3.7       Contracts..............................................    24
         3.8       Employee Benefit Plans.................................    24
         3.9       Absence of Certain Changes.............................    25
        3.10       Litigation.............................................    26
        3.11       Compliance with Laws...................................    26
        3.12       Intellectual Property..................................    27
        3.13       Taxes..................................................    25
        3.14       Inventory..............................................    28
        3.15       Brokers and Finders....................................    29
        3.16       Insurance..............................................    29
        3.17       Labor Matters..........................................    29
        3.18       Sufficiency of Assets..................................    29
        3.19       Accounts Receivable....................................    29
        3.20       Suppliers and Customers................................    29
        3.21       Products...............................................    30
        3.22       Environmental Matters..................................    30
        3.23       No Other Representatives or Warranties.................    31

  Article IV   -   Representations and Warranties of
                      Purchaser and Holdings..............................    31

         4.1       Incorporation..........................................    31
         4.2       Authority..............................................    31
         4.3       Execution and Binding Effect...........................    32
         4.4       No Contravention.......................................    32
         4.5       Litigation.............................................    32
         4.6       Brokers and Finders....................................    33

   Article V   -   Covenants of the Sellers...............................    33

         5.1       Access; Confidential Information.......................    33
         5.2       Conduct of Business....................................    33
         5.3       Reasonable Best Efforts; Notifications.................    34
         5.4       Trade Secret License; UPC..............................    34
         5.5       Preservation of Records................................    34
         5.6       Capital Projects.......................................    35
         5.7       Receivables............................................    35

  Article VI   -   Covenants of the Purchaser and Holdings................    35

         6.1       Preservation of Records................................    35
         6.2       Reasonable Best Efforts; Notifications.................    36
         6.3       Uncollected Receivables................................    36

 Article VII   -   Employee Matters.......................................    36

         7.1       Transferred Employees..................................    36
         7.2       Employmente Benefit Transition.........................    37
         7.3       COBRA..................................................    37
         7.4       Vacation...............................................    38
         7.5       Qualified Plans........................................    38
         7.6       Disability and Workers' Compensation...................    38
         7.7       No Third Party Beneficiaries...........................    38
         7.8       Documents and Forms....................................    39
         7.9       WARN Requirements......................................    39

Article VIII   -   Conditions to Purchaser's and Holdings' Obligations....    39

         8.1       Accuracy of Representations and Warranties;
                      Performance of Agreements; Certificates
                      and Opinion of Counsel..............................    39
         8.2       Consents...............................................    40
         8.3       No Injunction..........................................    40
         8.4       HSR Act................................................    40
         8.5       Closing Deliveries.....................................    40
         8.6       No Material Adverse Change.............................    40
         8.7       Title Insurance........................................    40
         8.8       Survey and Additional Conditions Relating
                      to Real Property Matters............................    41
         8.9       Financing..............................................    42

  Article IX   -   Conditions to Sellers' Obligations.....................    42

         9.1       Accuracy of Representations and Warranties;
                      Performance of Agreements; Certificates
                      and Opinion of Counsel..............................    42
         9.2       Consents...............................................    43
         9.3       No Injunction..........................................    43
         9.4       Promissory Note and Intercreditor Arrangements.........    43
         9.5       Closing Deliveries.....................................    43


   Article X   -   Indemnification........................................    43

        10.1       Survival of Representations and Warranties
                      and Obligations.....................................    43
        10.2       Indemnification by Seller..............................    44
        10.3       Indemnification by Purchaser...........................    44
        10.4       Indemnification Procedures.............................    45
        10.5       Limits on Indemnification..............................    46
        10.4       Adjustment of Liability................................    48
        10.7       Exclusive Remedy.......................................    46

  Article XI   -   Miscellaneous..........................................    47

        11.1       Termination of Agreement...............................    47
        11.2       Expenses...............................................    47
        11.3       Waiver.................................................    47
        11.4       Consents...............................................    48
        11.5       Assignment; Parties in Interest........................    48
        11.6       Further Assurances.....................................    48
        11.7       Entire Agreement.......................................    48
        11.8       Amendment..............................................    48

        11.9       Limitations on Rights of Third Parties.................    48
       11.10       Captions...............................................    48
       11.11       Counterparts...........................................    48
       11.12       Notices................................................    49
       11.13       Governing Law..........................................    51
       11.14       Bulk Sales Law.........................................    51
       11.15       Transfer Taxes; HSR Fees and Title Insurance...........    51
       11.16       Public Announcements...................................    51
       11.17       Schedules..............................................    52
       11.18       Heinz Guaranty.........................................    52
       11.19       No offsets.............................................    52

 Article XII   -   Certain Environmental Costs............................    52